IDS Selective Fund, Inc.
File No. 2-10700/811-499

                           EXHIBIT INDEX


Exhibit (h)(8):            Agreement and Plan of Reorginization

Exhibit (i):               Opinion and Consent of Counsel

Exhibit (j):               Independent Auditors' Consent